Exhibit 10.10

AGREEMENT AND FOURTH AMENDMENT
TO CREDIT AGREEMENT

This Agreement and Fourth Amendment to Credit Agreement (this “Amendment”) dated as of May 7, 2007 between SANDERS MORRIS HARRIS GROUP INC. (the “Borrower”), a Texas corporation, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (the “Lender”), a national banking association;

WITNESSETH:

WHEREAS, the Borrower and the Lender executed and delivered that certain Credit Agreement (as heretofore amended and supplemented, the “Credit Agreement”) dated as of May 9, 2005; and

WHEREAS, the Borrower and the Lender now desire to (a) extend the Termination Date to May 31, 2008; (b) correct a scrivener’s error with respect to the fee for Letters of Credit, and (c) update the list of the Borrower’s Subsidiaries;

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrower and the Lender do hereby agree as follows:

The following definition contained in Section 1.1 of the Credit Agreement is hereby amended to provide as follows:

Termination Date means the earlier of (a) May 31, 2008 or (b) the date specified by the Lender in accordance with Section 7.1(3).

Due to a scrivener’s error, the formula for the calculation of Letter of Credit fees was misstated in the Credit Agreement. Effective as of May 9, 2005, the second sentence of Section 2.2(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

In consideration for the issuance of each Letter of Credit, the Borrower agrees to pay the Lender (1) a letter of credit fee equal to the greater of $500 or 1% per annum of the face amount of such Letter of Credit for its term, paid as a condition to the issuance of such Letter of Credit, and (2) the usual and customary fees of the Lender for each amendment and wire advice of and drawing under such Letter of Credit.

 Appendix. Appendix I to the Credit Agreement is hereby deleted, and there is hereby substituted therefor a new Appendix I, which shall be identical to Appendix I.

 Conditions. This Amendment shall not become effective until the Borrower shall have delivered to the Lender such documents and information as the Lender shall reasonably request;

 Representations True; No Default. The Borrower represents and warrants that the representations and warranties contained in the Credit Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date. The Borrower hereby certifies that no event has occurred and is continuing which constitutes a Default or an Event of Default.

 Ratification. Except as expressly amended hereby, the Credit Documents shall remain in full force and effect. The Credit Agreement, as hereby amended, and all rights and powers created thereby or thereunder and under the other Credit Documents are in all respects ratified and confirmed and remain in full force and effect.

 Definitions and References. Any term used herein which is defined in the Credit Agreement shall have the meaning therein ascribed to it. The terms “Agreement” and “Credit Agreement” as used in the Credit Documents or any other instrument, document or writing furnished to the Lender by the Borrower and referring to the Credit Agreement shall mean the Credit Agreement as hereby amended.

Expenses; Additional Information. The Borrower shall pay to the Lender all expenses incurred in connection with the execution of this Amendment. The Borrower shall furnish to the Lender all such other documents, consents and information relating to the Borrower as the Lender may reasonably require.

Miscellaneous. This Amendment (a) is a Credit Document and (b) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement.

THE CREDIT DOCUMENTS (INCLUDING THIS AMENDMENT) REPRESENT THE FINAL AGREEMENT OF THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date first above written.

SANDERS MORRIS HARRIS GROUP INC., a Texas corporation

By:	/s/ Ben T. Morris
Name:	Ben T. Morris
Title:	Chief Executive Officer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Kevin K. Rech
Name:	Kevin K. Rech
Title:	Sr. Vice Pres.

Appendix I - Subsidiaries